EXHIBIT 1(f)

CITY CLERK'S OFFICE                                                FILED
    JUN 29 1989                                                 JUN 29 1989
  CITY OF BOSTON                                             SECRETARY OF STATE
                                                            CORPORATION DIVISION
                              SCUDDER FUNDS TRUST
                         (Formerly Scudder Target Fund)

                         Amendment of Establishment and
                  Designation of Additional Series of Shares of
          Beneficial Interest, without Par Value, dated March 21, 1984

     The undersigned, being at least a majority of the duly elected and qualified Trustees of Scudder Funds Trust (formerly Scudder Target Fund), a Massachusetts business trust, (the "Trust") acting pursuant to Section 5.11 of the Amended and Restated Declaration of Trust dated December 21, 1987, as amended, (the "Declaration of Trust") of the Trust, hereby amend an Establishment and Designation of Additional Series of Shares of Beneficial Interest, without Par Value, dated March 21, 1984 as follows:

     1. the "General 1994 Portfolio" is redesignated the "Scudder Short Term Bond Fund" (the "Portfolio");

     2. the requirements that the Portfolio shall be authorized to invest only in cash and income producing securities and instruments of whatever description maturing not later than the year 1994 (the "maturity year") and shall be liquidated on the third Friday of December of the maturity year, and that the proceeds of liquidation, after discharge or provision for payment of the liabilities of the Portfolio, shall thereafter be distributed to shareholders of record on such date, are deleted; and

     3. the Portfolio is authorized to invest in cash and securities and instruments of whatever description.

     The foregoing shall be effective upon the date the Trust's Post-Effective Amendment to its Registration Statement under the Securities Act of 1933 offering shares of the Portfolio as redesignated becomes effective.

Dated: June 29, 1989


/s/ Thomas J. Devine                     /s/ Wilson Nolen
----------------------------------       ----------------------------------
Thomas J. Devine, as                     Wilson Nolen, a Trustee
        Trustee


/s/ Peter B. Freeman                     /s/ Samuel Thorne, Jr.
----------------------------------       ----------------------------------
Peter B. Freeman, as                     Samuel Thorne, Jr., as
        Trustee                                   Trustee


/s/ George S. Johnston
----------------------------------
George S. Johnston, as
        Trustee